Exhibit 99.1

GNC Holdings, Inc. Reports Second Quarter 2013 Results

Increases Outlook for Full Year 2013

Revenue Increases 9.2% in the Second Quarter

Same Store Sales Increase 6.8% excluding Gold Card giveaway impact

EPS Increases 17.7% to $0.73 as compared to Second Quarter 2012 EPS of $0.62

PITTSBURGH, July 25, 2013 — GNC Holdings, Inc. (NYSE: GNC) (the “Company”), a leading global specialty retailer of health and wellness products, today reported its financial results for the quarter and year-to-date period ended June 30, 2013.

In addition to presenting the Company’s financial results in conformity with U.S. generally accepted accounting principles (“GAAP”), the Company is also presenting results on an “adjusted” basis to exclude the impact of certain expenses related to the Company’s secondary offering (the “Offering”) in the first quarter of 2012.  For more information, see the attached reconciliations of non-GAAP financial measures.

Second Quarter Performance

For the second quarter of 2013, the Company reported consolidated revenue of $676.3 million, an increase of 9.2% over consolidated revenue of $619.1 million for the second quarter of 2012.  Revenue increased in each of the Company’s segments:  retail by 9.6%, franchise by 6.8% and manufacturing/wholesale by 11.1%.

Same store sales increased approximately 6.8% in domestic company-owned stores (including GNC.com sales) in the second quarter of 2013, excluding a negative impact of approximately 280 basis points or 2.8% from the planned giveaway of Gold Cards during the Company’s chain-wide Member Pricing rollout.  In domestic franchise locations, same store sales increased approximately 5.2% excluding an approximately 90 basis point negative impact from Gold Card giveaways.

For the second quarter of 2013, the Company reported GAAP net income of $71.7 million, compared to $66.7 million for the second quarter of 2012.  Diluted earnings per share were $0.73 for the second quarter of 2013, a 17.7% increase over diluted earnings per share of $0.62 for the second quarter of 2012.

Joe Fortunato, Chairman, President & CEO, said, “GNC continues to consistently deliver strong year-over-year results, while making meaningful investments in the business.  We had an exemplary execution of our transition to Member Pricing, our new products are delivering above expectations, and our web businesses are both growing the top and bottom line.  Internationally, our commitment to increasing the penetration of GNC products — along with other efforts — continues as we seek to gain market share globally.  And, we opened our first standalone store in China.  We are well positioned for sustained long-term growth - capitalizing on our leadership position in the marketplace — and continue to execute a strong capital return to shareholder program.”

Member Pricing Update

The Company successfully completed the rollout of the new Gold Card Member Pricing program.  The early results include a meaningful increase in the Gold Card member database, a more consistent spread of sales over each week of the month, and significant positive feedback based on customer surveys.  The anticipated financial impact of this rollout is unchanged from the Company’s previous expectations, and is included in the “Current 2013 Outlook” presented in this release.

Business Update

The Company is expanding its retail presence in China - opening a standalone store in Shanghai — as part of a multi-channel distribution strategy.  Additional stores are expected, complementing the Company’s existing store-within-a-store and e-commerce presence.

Second Quarter Segment Operating Performance

For the second quarter of 2013, retail segment revenue grew 9.6% to $502.5 million, compared to $458.6 million for the second quarter of 2012, driven primarily by a same store sales increase, and the addition of 151 net new stores since the end of the second quarter of 2012.   Operating income increased by 2.8%, from $97.6 million to $100.3 million, and was 20.0% of segment revenue for the second quarter 2013, compared to 21.3% for the second quarter of 2012.  Operating income was negatively impacted by planned investments related to the Member Pricing rollout.

For the second quarter of 2013, franchise segment revenue grew 6.8% to $110.6 million, compared to $103.5 million for the second quarter of 2012, driven primarily by increased wholesale product sales and royalty income in both domestic and international franchise operations.  Operating income increased 13.5%, from $32.3 million to $36.7 million, and was 33.1% of segment revenue for the second quarter of 2013, compared to 31.2% for the second quarter of 2012.  The increase in operating income percentage was driven by higher gross profit margin.

For the second quarter of 2013, manufacturing/wholesale segment revenue, excluding intersegment revenue, increased 11.1% to $63.2 million, compared to $56.9 million for the second quarter of 2012.  Operating income increased 6.9% from $23.9 million to $25.5 million and was 40.3% of segment revenue for the second quarter of 2013 compared to 41.9% for the second quarter of 2012.  The decrease in operating income percentage was driven primarily by a lower mix of proprietary product sales.

Total operating income for the second quarter of 2013 was $123.7 million, a $6.6 million, or 5.6%, increase over operating income of $117.1 million for the second quarter of 2012.  Second quarter operating income in 2013 was negatively impacted by planned investments related to the Member Pricing rollout.

Year-to-Date Performance

For the first six months of 2013, the Company reported consolidated revenue of $1,341.0 million, an increase of 7.9% over consolidated revenue of $1,243.4 million for the first six months of 2012.  Revenue increased in each of the Company’s segments: retail by 7.3%, franchise by 6.5%, and manufacturing/wholesale by 15.2%.

For the first six months of 2013, the Company reported net income of $144.3 million, 10.8% of revenue and a 10.0% increase compared to $131.2 million for the first six months of 2012, after adjusting for expenses related to the Offering.  Diluted earnings per share were $1.46 for the first six months of 2013, a 19.7% increase over 2012 adjusted results of $1.22.

For the first six months of 2013, the Company opened 76 net new domestic company-owned stores, 96 net new international franchise locations, 20 net new domestic franchise locations, 8 net new Rite Aid franchise store-within-a-store locations, and 1 net new company-owned store in Canada.

For the first six months of 2013, the Company generated net cash from operating activities of $126.8 million, incurred capital expenditures of $21.5 million, repurchased $181.3 million in common stock under the previously authorized $250 million share repurchase program, and paid $29.1 million in common stock dividends.  The Company generated $104.2 million in free cash flow (which it defines as cash provided by operating activities less cash used in investing activities) and at June 30, 2013, the Company’s cash balance was $64.0 million.

Capital Structure

The Company’s Board of Directors declared a cash dividend of $0.15 per share of its common stock for the third quarter of 2013.  The dividend will be payable on or about September 27, 2013 to stockholders of record at the close of business on September 13, 2013.  The Company currently intends to pay regular quarterly dividends; however, the declaration of such future dividends is subject to the final determination of the Company’s Board of Directors.

At the end of the second quarter of 2013, diluted shares outstanding were approximately 96.6 million.

Current 2013 Outlook

The Company’s current outlook for 2013 is based on current expectations and includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Below is the Company’s current outlook for 2013, which is being updated from the previous outlook provided on April 26, 2013:

•              Consolidated earnings per diluted share (“EPS”) of approximately $2.83 - $2.88 for the full year 2013, a 21% - 24% increase over 2012 Adjusted EPS of $2.33.  This is an increase of $0.08 from the Company’s previous outlook for 2013, and includes approximately $0.06 from a reduction in the diluted share count from approximately 100 million to approximately 98 million for the full year 2013, based on share repurchase activity through the second quarter of 2013.

•              The EPS outlook is based on achieving a high-single digit increase in domestic company-owned same store sales for Q3 and Q4 2013.

About Us

GNC Holdings, Inc., headquartered in Pittsburgh, PA, is a leading global specialty retailer of health and wellness products, including vitamins, minerals, and herbal supplement products, sports nutrition products and diet products, and trades on the New York Stock Exchange under the symbol “GNC.”

As of June 30, 2013, GNC has more than 8,300 locations, of which more than 6,200 retail locations are in the United States (including 969 franchise and 2,189 Rite Aid franchise store-within-a-store locations) and franchise operations in 55 countries (including distribution centers where retail sales are made).  The Company — which is dedicated to helping consumers Live Well — has a diversified, multi-channel business model and derives revenue from product sales through company-owned retail stores, domestic and international franchise activities, third party contract manufacturing, e-commerce and corporate partnerships.  GNC’s broad and deep product mix, which is focused on high-margin, premium, value-added nutritional products, is sold under GNC proprietary brands, including Mega Men®, Ultra Mega®, Total LeanTM, Pro Performance®, Pro Performance® AMP, Beyond Raw®, and under nationally recognized third party brands.

Conference Call

GNC has scheduled a conference call and webcast to report its second quarter 2013 financial results on Thursday, July 25, 2013 at 10:00 am Eastern time.  To listen to this call, dial 1-877-232-1784 inside the U.S. and 706-679-4448 outside the U.S.  The conference identification number for all participants is 20976076.   A webcast of the call will also be available on www.gnc.com in the Investor Relations section under “About GNC” through August 26, 2013.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy and outlook. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain, and the Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward looking statement, including unfavorable publicity or consumer perception of our products; costs of compliance and our failure to comply with new and existing governmental regulations governing our products, including, but not limited to, proposed dietary supplement legislation and regulations; disruptions in our manufacturing system or losses of manufacturing certifications; disruptions in our distribution network; or failure to successfully execute our growth strategy, including any inability to expand our franchise operations or attract new franchisees, any inability to expand our company owned retail operations, any inability to grow our international footprint, or any inability to expand our e-commerce businesses.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward- looking statements. For a listing of factors that may materially affect such forward -looking statements, please refer to the Company’s Annual Report on Form  10-K for the year ended December  31,  2012  filed with the Securities and Exchange Commission.

The Company is authorized to repurchase from time to time shares of its outstanding common stock on the open market or in privately negotiated transactions. The Company may finance any repurchases with cash, potential financing transactions, or a combination of the foregoing.  The timing and amount of stock repurchases will depend on a variety of factors, including the market conditions as well as corporate and regulatory considerations. The share repurchase program may be suspended, modified or discontinued at any time and the Company has no obligation to repurchase any amount of its common stock under the program. The company intends to make all repurchases in compliance with applicable regulatory guidelines and to administer the plan in accordance with applicable laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

Management has included non-GAAP financial measures in this press release because it believes they represent an effective supplemental means by which to measure the Company’s operating performance. Management believes that adjusted net income, adjusted diluted earnings per share and free cash flow are useful to investors as they enable the Company and its investors to evaluate and compare the Company’s results from operations in a more meaningful and consistent manner by excluding specific items which are not reflective of ongoing operating results. Adjusted net income, adjusted diluted earnings per share and free cash flow are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to net income, operating income, or any other performance measures derived in accordance with GAAP, or as an alternative to GAAP cash flow from operating activities, as a measure of the Company’s profitability or liquidity.  For more information, see the attached reconciliations of non-GAAP financial measures.

GNC HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands)

	Three months ended June 30,		Six months Ended June 30,
	2013	2012	2013	2012
	(unaudited)
Revenue	$676,276	$619,081	$1,340,966	$1,243,354
Cost of sales, including cost of warehousing, distribution and occupancy	420,384	379,644	828,937	763,208
Gross profit	255,892	239,437	512,029	480,146

Compensation and related benefits	81,104	78,376	160,649	158,419
Advertising and promotion	16,282	13,411	36,722	29,630
Other selling, general and administrative	34,917	30,573	66,582	62,358
Foreign currency gain	(82)	17	(115)	(76)
Transaction related costs (a)	—	—	—	686
Operating income	123,671	117,060	248,191	229,129

Interest expense, net	11,101	10,495	22,116	20,878
Income before income taxes	112,570	106,565	226,075	208,251
Income tax expense	40,882	39,894	81,744	77,723
Net income	$71,688	$66,671	$144,331	$130,528

Income per share - Basic and Diluted:
Earnings per share:
Basic	$0.74	$0.63	$1.47	$1.23
Diluted	$0.73	$0.62	$1.46	$1.21

Weighted average common shares outstanding:
Basic	97,428	106,517	98,208	106,161
Diluted	98,333	107,927	99,106	107,917

(a) Expenses related to the Offering.

The following table provides a reconciliation of net income and EPS to adjusted net income and adjusted EPS for the periods shown:

	Six months ended
	June 30,
	2013	2012

Net Income	$144,331	$130,528
Transaction related costs (a)	—	686
Adjusted net income	$144,331	$131,214

Adjusted earnings per share:
Basic	$1.47	$1.24
Diluted	$1.46	$1.22

Weighted average common shares outstanding:
Basic	98,208	106,161
Diluted	99,106	107,917

(a) Expenses related to the Offering.

GNC HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2013	2012
	(unaudited)
Current assets:
Cash and cash equivalents	$64,025	$158,541
Receivables, net	142,104	129,641
Inventories	544,299	491,599
Prepaids and other current assets	40,989	39,016
Total current assets	791,417	818,797

Long-term assets:
Goodwill, brands and other intangibles, net	1,498,772	1,501,632
Property, plant and equipment, net	199,683	199,487
Other long-term assets	32,787	32,124
Total long-term assets	1,731,242	1,733,243

Total assets	$2,522,659	$2,552,040

Current liabilities:
Accounts payable	$157,867	$125,165
Current portion, long-term debt	3,557	3,817
Deferred revenue and other current liabilities	103,346	116,337
Total current liabilities	264,770	245,319

Long-term liabilities:
Long-term debt	1,093,366	1,094,745
Other long-term liabilities	333,466	329,937
Total long-term liabilities	1,426,832	1,424,682

Total liabilities	1,691,602	1,670,001

Total stockholders’ equity	831,057	882,039

Total liabilities and stockholders’ equity	$2,522,659	$2,552,040

GNC HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six months ended
	June 30,
	2013	2012
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$144,331	$130,528
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	25,131	24,329
Amortization of debt costs	1,258	1,166
Increase in receivables	(13,948)	(15,049)
Increase in inventory	(61,874)	(90,642)
Increase in accounts payable	32,449	34,475
Other operating activities	(515)	8,059
Net cash provided by operating activities	126,832	92,866

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(21,475)	(20,838)
Other investing activities	(1,194)	(1,895)
Net cash used in investing activities	(22,669)	(22,733)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid to shareholders	(29,078)	(23,409)
Payments on long-term debt	(1,893)	(833)
Repurchase of treasury stock	(181,310)	(59,960)
Proceeds and tax benefit from exercise of stock options	13,250	48,443
Other financing activities	—	(2,500)
Net cash used in financing activities	(199,031)	(38,259)

Effect of exchange rate on cash and cash equivalents	352	(145)
Net (decrease) increase in cash and cash equivalents	(94,516)	31,729
Beginning balance, cash and cash equivalents	158,541	128,438
Ending balance, cash and cash equivalents	$64,025	$160,167

Segment Financial Data and Store Counts (unaudited)

Retail Segment — Company-owned stores in the U.S. and Canada as well as e-commerce

	Three months ended			Six months ended
	June 30,			June 30,
$ in thousands	2013		2012	2013	2012
	(unaudited)
Revenue	$502,490		$458,632	$995,957	$928,453
Domestic comp store sales - including GNC.com	4.0	%*	12.9%	2.9%	14.4%
Operating Income	$100,344		$97,617	$198,927	$190,792
% Revenue	20.0%		21.3%	20.0%	20.5%

Franchise Segment — Franchise-operated domestic and international locations

	Three months ended		Six months ended
	June 30,		June 30,
$ in thousands	2013	2012	2013	2012
	(unaudited)
Domestic	$66,066	$62,785	$132,291	$126,353
International	44,494	40,754	86,155	78,671
Total revenue	$110,560	$103,539	$218,446	$205,024
Operating income	$36,650	$32,290	$75,075	$66,719
% Revenue	33.1%	31.2%	34.4%	32.5%

Manufacturing/Wholesale Segment - Third-party contract manufacturing; wholesale and consignment sales with Rite Aid, PetSmart, Sam’s Club and www.drugstore.com

	Three months ended		Six months ended
	June 30,		June 30,
$ in thousands	2013	2012	2013	2012
	(unaudited)
Revenue	$63,226	$56,910	$126,563	$109,877
Operating income	$25,507	$23,858	$48,434	$46,695
% Revenue	40.3%	41.9%	38.3%	42.5%

Consolidated unallocated costs (a)

	Three months ended		Six months ended
	June 30,		June 30,
$ in thousands	2013	2012	2013	2012
	(unaudited)
Warehousing and distribution costs	$(16,869)	$(15,625)	$(33,224)	$(31,420)
Corporate costs	$(21,961)	$(21,080)	$(41,021)	$(42,971)
Transaction related costs	$—	$—	$—	$(686)

(a)                   Part of consolidated operating income.

*          Domestic comp store sales - including GNC.com - increased approximately 6.8% in Q2 2013 excluding an approximately 280 basis point negative impact from the planned giveaway of Gold Cards during the Company’s chain-wide Member Pricing rollout.

Consolidated Store Count Activity

	Six months ended June 30, 2013
	Company-	Franchised stores
	owned (b)	Domestic	International	Rite Aid	Total
Beginning of period balance	3,188	949	1,830	2,181	8,148
Store openings (a)	92	31	121	13	257
Store closings	(15)	(11)	(25)	(5)	(56)
End of period balance	3,265	969	1,926	2,189	8,349

	Six months ended June 30, 2012
	Company-	Franchised stores
	owned (b)	Domestic	International	Rite Aid	Total
Beginning of period balance	3,046	924	1,590	2,125	7,685
Store openings (a)	91	32	90	39	252
Store closings	(23)	(23)	(29)	(7)	(82)
End of period balance	3,114	933	1,651	2,157	7,855

(a) openings include new stores and corporate/franchise conversion activity

(b) including Canada

Contacts:

Investors:	Michael M. Nuzzo, Executive Vice President and CFO
(412) 288-2029, or

Dennis Magulick, Vice President - Treasury & Investor Relations
(412) 288-4632

SOURCE:	GNC Holdings, Inc.
Web site:	http://www.gnc.com/